EXHIBIT 10.30

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF CORPORATE COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: [*], 201[*] $[*]

CONVERTIBLE NOTE DUE [*], 20[*]

THIS CONVERTIBLE NOTE is one of a series of a duly authorized and validly issued Convertible Notes of Cell Source, Inc., a Nevada corporation (the “Company”), having its principal place of business at 65 Yigal Alon Street, Tel Aviv, Israel 67433, designated as its Convertible Note due [*], 20[*] (this Note, the “Note” and, collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [*] or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[*] on [*], 20[*] (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder.  This Note is subject to the following additional provisions:

Section 1. Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(h).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion Shares” means, the QF Conversion Shares, ST Conversion Shares or the Maturity Conversion Shares.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Maturity Conversion” shall have the meaning set forth in Section 4(e).

“Maturity Conversion Price” shall have the meaning set forth in Section 4(f).

“Maturity Conversion Shares” shall have the meaning set forth in Section 4(e).

“New York Courts” shall have the meaning set forth in Section 6(d).

“Note Register” shall have the meaning set forth in Section 2(c).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of [*], 201[*] among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.
“QF Conversion Price” shall have the meaning set forth in Section 4(b).

“QF Conversion Shares” shall have the meaning set forth in Section 4(a).

“Qualified Financing” means, as long as there remains a balance on a Note, an offering of equity securities pursuant to which the Company receives an aggregate of at least $5,000,000 in gross proceeds.

“Qualified Financing Conversion” shall have the meaning set forth in Section 4(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“ST Conversion Price” shall have the meaning set forth in Section 4(d).

“ST Conversion Shares” shall have the meaning set forth in Section 4(c).

“Strategic Transaction” means, as long as there remains a balance on a Note, a strategic transaction (including but not limited to the Company’s entry into a joint venture or partnership agreement or the sublicensing of the Company’s intellectual property) pursuant to which the Company, directly or indirectly, receives, or expects to receive within eighteen months, cash, assets or other consideration with a total aggregate value of at least $4,000,000.

“Strategic Transaction Conversion” shall have the meaning set forth in Section 4(c).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT (formerly NYSE AMEX), the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the Pink OTC Markets (or any successors to any of the foregoing).

Section 2. Interest.  The Notes shall bear interest at a simple interest rate of 10%.  All payments hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same; provided, that the minimum principal amount of any replacement Note shall be $25,000.  No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations to successor Holders who provide the same investment representations to the Company.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Qualified Financing Conversion. Upon consummation of a Qualified Financing, any outstanding principal and interest of the Note shall automatically convert, in whole (subject to the conversion limitations set forth in Section 4(h) hereof), into shares of Common Stock (“QF Conversion Shares”) at the QF Conversion Price, which QF Conversion Shares shall be subject to a prohibition from any sale, pledge or transfer for a period of six (6) month from the date of the closing on which the Company generates an aggregate gross proceeds under the Qualified Financing of at least $5,000,000 (“QF Conversion Share Lockup”).  In addition, upon conversion under this Section 4(a), the Holder of the Note shall automatically receive a warrant to purchase 100% of that number of shares of Common Stock into which the Note automatically converts under this Section 4(a), which warrant shall be exercisable for five years at an exercise price equal to One Hundred Ten Percent (110%) of the per-share or per unit (assuming a unit consisting of one share of Common Stock) at which the Company sells its securities in the Qualified Financing.  Such Underlying Warrant, at the sole discretion of the Company, shall be callable for $0.01 per share underlying the warrant if (i) the average daily volume weighted average price (VWAP) of the Company’s Common Stock for any twenty (20) consecutive trading days is at least 250% of the price per share of Common Stock or per unit (assuming a unit consisting of one share of Common Stock) at which the Company sells its securities in the Qualified Financing; and (ii) the Company notifies the holder of such Underlying Warrant that such holder has a 30 calendar day period in which to exercise such Underlying Warrant and such holder does not exercise on or prior to the 30th day after the date of such notice.  Furthermore, upon conversion under this Section 4(a), the Holder of the Note shall receive, with respect to the QF Conversion Shares and the Common Stock into which the Underlying Warrant is exercisable, the same registration rights granted to the investors in the Qualified Financing.  The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following a conversion into QF Conversion Shares of this Note, the Holder, and any assignee, shall be subject to the QF Conversion Share Lockup.

b) Qualified Financing Conversion Price.  The conversion price (the “QF Conversion Price”) in effect upon the consummation of a Qualified Financing shall be equal to the lesser of (i) Seventy Percent (70%) of the price per share of Common Stock or per unit (assuming a unit consisting of one share of Common Stock) at which the Company sells its securities in the Qualified Financing; or (ii) $0.75.

c) Strategic Transaction Conversion. Upon consummation of a Strategic Transaction, any outstanding principal and interest of the Note shall automatically convert, in whole (subject to the conversion limitations set forth in Section 4(f) hereof), into shares of Common Stock (“ST Conversion Shares”) at the  ST Conversion Price, which ST Conversion Shares shall be subject to a prohibition from any sale, pledge or transfer for a period of six (6) month from the date of the closing of a Strategic Transaction (“ST Conversion Share Lockup”).  In addition, upon conversion under this Section 4(c), the Holder of the Note shall automatically receive a warrant to purchase 100% of that number of shares of Common Stock into which the Note automatically converts under this Section 4(c), which warrant shall be exercisable for five years at an exercise price equal to One Hundred Ten Percent (110%) of the ST Conversion Price.  Such Underlying Warrant, at the sole discretion of the Company, shall be callable for $0.01 per share underlying the warrant if (i) the average daily volume weighted average price (VWAP) of the Company’s Common Stock for any twenty (20) consecutive trading days is at least 250% of the ST Conversion Price; and (ii) the Company notifies the holder of such Underlying Warrant that such holder has a 30 calendar day period in which to exercise such Underlying Warrant and such holder does not exercise on or prior to the 30th day after the date of such notice.  The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following a conversion into ST Conversion Shares of this Note, the Holder, and any assignee, shall be subject to the ST Conversion Share Lockup.

d) Strategic Transaction Conversion Price.  The conversion price (the “ST Conversion Price”) in effect upon the consummation of a Strategic Transaction shall be equal to $0.75.

e) Maturity Conversion.  So long as a Qualified Financing has not been consummated and the Company has not repaid all outstanding principal and interest, on the day following the Maturity Date, this Note shall be automatically converted, in whole (subject to the conversion limitations set forth in Section 4(h) hereof), into shares of Common Stock (the “Maturity Conversion Shares”) at the Maturity Conversion Price.  In addition, upon conversion under this Section 4(e), the Holder of the Note shall automatically receive a warrant to purchase 100% of that number of shares of Common Stock into which the Note automatically converts under this Section 4(e), which warrant shall be exercisable for five years at an exercise price equal to 100% of the Maturity Conversion Price.  Such Underlying Warrant, at the sole discretion of the Company, shall be callable for $0.01 per share underlying the warrant if (i) the average daily volume weighted average price (VWAP) of the Company’s Common Stock for any twenty (20) consecutive trading days is at least 250% of the Maturity Conversion Price; and (ii) the Company notifies the holder of such Underlying Warrant that such holder has a 30 calendar day period in which to exercise such Underlying Warrant and such holder does not exercise on or prior to the 30th day after the date of such notice.

f) Maturity Conversion Price.  The conversion price (the “Maturity Conversion Price”) in effect upon conversion under Section 4(e) shall be equal to the quotient obtained by dividing $15 million by the aggregate number of outstanding shares of the Common Stock, measured on a fully-diluted basis on the date immediately preceding the Maturity Date, but the Excluded Shares will be excluded from the calculation and shall not be deemed outstanding.  “Excluded Shares” shall mean (i) shares issuable upon conversion of Notes or exercise of any warrants issued in connection herewith; and (ii) shares issuable upon the conversion or exchange of preferred stock or upon the conversion, exercise or exchange of other securities of the Company as a result of any anti-dilution adjustments required to be made on or after the date hereof under any charter provision, note, warrant, agreement or otherwise.

g) Mechanics of Conversion.

i.           Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted and any accrued but unpaid interest, as applicable, by (y) the QF Conversion Price, the ST Conversion Price or the Maturity Conversion Price, as applicable.

ii.           Delivery of Certificate Upon Conversion. Not later than ten (10) Trading Days after the date of the closing on which the Company generates an aggregate gross proceeds under the Qualified Financing of at least $5,000,000, the consummation of a Strategic Transaction or the Maturity Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check in the amount of any accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash).

iii.            Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the QF Conversion Price or the Maturity Conversion Price, as applicable, or round up to the next whole share.

iv.           Transfer Taxes and Expenses.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Company shall pay all Transfer Agent fees required for processing of any conversion hereunder.

h)           Holder’s Conversion Limitations.  The Company shall not effect any conversion of this Note to the extent that after giving effect to such conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or Underlying Warrants) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(h), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 4(h) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the acceptance of any Conversion Shares shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company in the event the Company requests confirmation of such beneficial holding prior to the delivery of Conversion Shares and such Holder either does not respond or confirms that such issuance of Conversion Shares would not violate the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   For purposes of this Section 4(h), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership

Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(h), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(h) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(h) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable on the Maturity Date or by acceleration or otherwise, which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

ii. the Company shall fail to observe or perform any other material covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (x) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) ten (10) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) twenty (20) Trading Days after the Company has become or should reasonably have become aware of such failure;

iii. a material default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under the Purchase Agreement;

iv. any representation or warranty made in this Note, the Purchase Agreement, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company shall be a party to any Change of Control Transaction; or

vii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b)Remedies Upon Event of Default. If any Event of Default occurs before the Maturity Date, the outstanding principal amount of this Note, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash.  Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Upon the payment in full, the Holder shall promptly surrender this Note to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6. Miscellaneous.

a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by the Purchase Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Purchase Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.  Any waiver by the Company or the Holder must be in writing.

f) Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

Cell Source, Inc.

By:

Name: Itamar Shimrat
Title: Chief Executive Officer